UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 28, 2020
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COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)
 ________________________________________________________

Delaware	1-06732		95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

445 South Street	Morristown	New Jersey	7960
(Address of principal executive offices)			(Zip Code)
(862) 345-5000
(Registrant’s telephone number, including area code)
________________________________________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	CVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Appointment of Certain Officers; Election of Directors; Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2020, Covanta Holding Corporation, Covanta Energy LLC and Covanta Projects, LLC (collectively, the “Company”) entered into a Separation Agreement (the “Separation Agreement”) with Stephen J. Jones, who, as previously disclosed by the Company on a Form 8-K filed October 29, 2020, stepped down as the Company’s Chief Executive Officer and member of its Board of Directors, effective October 29, 2020.

Pursuant to the Separation Agreement, Mr. Jones’ employment with the Company shall terminate effective November 28, 2020. Mr. Jones will receive (1) all accrued but unpaid wages and any earned but unused vacation days (payable in a lump sum), (2) salary continuation payments (at his 2020 salary of $900,000 per year) for 24 months, payable in bi-weekly installments, (3) a non-pro-rated 2020 non-equity incentive bonus payment (payable in a lump sum on or before March 15, 2021) equal to the general corporate multiplier to be approved by the Company’s Compensation Committee for the incentive plan multiplied by 120% of his base salary, and (4) outplacement services at the Company’s expense for up to 24 months.

In addition, all of Mr. Jones’ unvested restricted stock unit (“RSU”) awards (including time-vested RSUs and TSR-based RSUs) and performance share awards are amended to provide for continued vesting of such awards as if he were still employed by the Company, subject to his compliance with the terms of the Separation Agreement. Finally, Mr. Jones will have the opportunity to continue group medical and dental insurance coverage under COBRA for 24 months with him and the Company continuing to pay their relative share of related premiums as paid prior to the termination date. Finally, to the extent permitted under the applicable policies, Mr. Jones’ various accident, life and disability insurance policies shall continue for 24 months or, if not permitted under the policies, the Company shall pay him the applicable insurance premiums for 24 months.

Mr. Jones has agreed to customary provisions regarding the release of claims against the Company, non-disparagement, confidentiality and 24 month non-compete and non-solicitation restrictive covenants.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Separation Agreement, dated as of November 28, 2020, among Covanta Holding Corporation, Covanta Energy LLC, Covanta Projects, LLC and Stephen J. Jones.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 3, 2020

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Thomas L. Kenyon
Name:	Thomas L. Kenyon
Title:	Executive Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Separation Agreement, dated as of November 28, 2020, among Covanta Holding Corporation, Covanta Energy LLC, Covanta Projects, LLC and Stephen J. Jones.

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